Exhibit 99.1

Stran & Company Achieves 52.4% Increase in Sales to Approximately $28.7 Million for the First Quarter of 2025

Conference Call Scheduled for Friday, May 16 at 10:00 A.M. ET

Quincy, MA / May 15, 2025 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading provider of outsourced marketing solutions specializing in promotional products and loyalty incentives, today announced its financial results for the three months ended March 31, 2025, and provided a business update. Management will host a conference call at 10:00 a.m. Eastern Time on Friday, May 16, 2025.

“Stran entered 2025 with exceptional momentum, disciplined execution, and a steadfast commitment to our strategic vision,” said Andy Shape, Chief Executive Officer of Stran. “Our first-quarter performance was exceptional, with revenue soaring 52.4% year-over-year to approximately $28.7 million and gross profit surging 51.1% compared to the prior year. These results are particularly impressive given the lower initial margins from our recent acquisition of the Gander Group assets. Encouragingly, we’ve already driven a modest improvement in SLS’s gross profit margins and are focused on aligning them with Stran’s historically strong margin profile. Additionally, our organic revenue growth of 11.2% underscores our resilience and competitive strength, especially in a challenging market environment that has tested many of our peers.”

“With the reaudit process behind us and timely reporting fully restored, we have shifted our focus toward accelerating organic growth and driving sustained margin improvement. One of the most significant milestones achieved this quarter was the successful implementation of our NetSuite ERP system in January. This enterprise-wide rollout marks a major step forward in our digital transformation, already delivering meaningful gains in automation, real-time visibility, and centralized process control. It has enhanced our ability to scale efficiently, serve clients with greater speed and accuracy, and manage operations with increased precision.”

“Furthermore, we are executing a focused plan to improve profitability through disciplined expense management, streamlined workflows, and scalable infrastructure. The integration of the Gander Group assets, which has brought meaningful scale, greater diversification, and valuable cross-sector opportunities to our business, remains on track, and we are already realizing synergies across sourcing, logistics, and client engagement. These initiatives reflect our commitment to strengthening our operational foundation and delivering long-term value through consistent, high-performance execution.”

“As we continue through 2025, we remain focused on executing our strategy with precision—delivering high-quality branded solutions, enhancing operational efficiency, and expanding margins. With a strong balance sheet that includes approximately $12.2 million in cash, cash equivalents, and investments, we are well-positioned to support our growth initiatives while maintaining financial discipline. This foundation enables us to rapidly gain market share while executing on our commitment to driving long-term value for our shareholders.”

Financial Results for the Three Months ended March 31, 2025

Sales increased 52.4% to approximately $28.7 million for the three months ended March 31, 2025, from approximately $18.8 million for the three months ended March 31, 2024. Sales by the Stran segment increased to approximately $20.9 million for the three months ended March 31, 2025 from approximately $18.8 million for the three months ended March 31, 2024. Sales by the Stran Loyalty Solutions, LLC (“SLS”) segment (which consists of the former Gander Group business) increased to approximately $7.8 million for the three months ended March 31, 2025 from $0 for the three months ended March 31, 2024. For the Stran segment, the increase in sales was primarily due to higher spending from existing clients as well as business from new customers. For the SLS segment, the increase in sales was due to the acquisition of the Gander Group assets in August 2024.

Gross profit increased 51.1% to approximately $8.5 million, or 29.6% of sales, for the three months ended March 31, 2025, from approximately $5.6 million, or 29.8% of sales, for the three months ended March 31, 2024. Gross profit of the Stran segment increased to approximately $6.8 million for the three months ended March 31, 2025 from approximately $5.6 million for the three months ended March 31, 2024. Gross profit of the SLS segment increased to approximately $1.7 million for the three months ended March 31, 2025 from $0 for the three months ended March 31, 2024. The increase in the dollar amount of total gross profit was primarily due to the acquisition of the Gander Group assets in August 2024. For the Stran segment, the increase in the dollar amount of gross profit was due to an increase in sales of approximately $2.1 million for the reasons described above, which was partially offset by an increase of cost of sales of approximately $0.9 million. For the SLS segment, the increase in the dollar amount of gross profit was due to the acquisition of the Gander Group assets in August 2024. The decrease in total gross profit margin to 29.6% for the three months ended March 31, 2025 from 29.8% for the three months ended March 31, 2024 was primarily due to the acquisition of the Gander Group assets in August 2024, which operates at a lower gross margin than the Stran segment. The gross profit margin for the Stran segment increased to 32.4% for the three months ended March 31, 2025 from 29.8% for the three months ended March 31, 2024. The gross profit margin for the SLS segment was 21.8% for the three months ended March 31, 2025.

Operating expenses consist of general and administrative expenses. Our total operating expenses increased 43.6% to approximately $9.0 million for the three months ended March 31, 2025, from approximately $6.3 million for the three months ended March 31, 2024. Operating expenses of our Stran segment increased to approximately $6.9 million for the three months ended March 31, 2025 from approximately $6.3 million for the three months ended March 31, 2024. Operating expenses of our SLS segment increased to approximately $2.2 million for the three months ended March 31, 2025 from $0 for the three months ended March 31, 2024. As a percentage of sales, operating expenses decreased to 31.4% for the three months ended March 31, 2025, from 33.4% for the three months ended March 31, 2024. As a percentage of sales, operating expenses of our Stran segment decreased to 32.8% for the three months ended March 31, 2025 from 33.4% for the three months ended March 31, 2024. As a percentage of sales, operating expenses of our SLS segment were 27.7% for the three months ended March 31, 2025. For the Stran segment, the increase in the dollar amount of operating expenses was primarily due to expenses related to Stran's NetSuite enterprise resource planning system implementation, acquisition and integration of the Gander Group assets, and legal and accounting expenses related to the re-audit of historical financial statements. For the SLS segment, the increase in the dollar amount of operating expenses was due to the acquisition of the Gander Group assets in 2024.

Net loss for the three months ended March 31, 2025 was approximately $0.4 million, compared to approximately $0.5 million for the three months ended March 31, 2024. This change was primarily due to an increase in gross profit, partially offset by an increase in operating expenses.

Conference Call

Management will host a conference call at 10:00 A.M. Eastern Time on Friday, May 16, 2025, to discuss the Company’s financial results for the first quarter of 2025 ended March 31, 2025, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll free 877-545-0320 for U.S. callers or +1 973-528-0002 for international callers and using entry code: 770173. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2855/52480 or on the company’s Investors section of the website: ir.stran.com/news-events/ir-calendar.

A webcast replay will be available on the Investor Relations section of the Company’s website (ir.stran.com/news-events/ir-calendar) through May 16, 2026. A telephone replay of the call will be available approximately one hour following the call, through May 30, 2025, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 52480.

About Stran

For over 30 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements include, but are not limited to, the Company’s expectations regarding synergies from its acquired businesses, its financial position and operating performance, its expectations regarding its business initiatives, the Company’s expectations about its operating performance, trends in its business, the effectiveness of its growth strategies, its market opportunities, and demand for its products and services in general. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,236	$9,358
Investments	7,939	8,856
Accounts receivable, net	18,296	18,092
Accounts receivable - related parties, net	402	573
Inventory	7,656	5,389
Prepaid corporate taxes	67	28
Prepaid expenses	2,570	2,308
Deposits	945	423
Other current assets	117	455
Total current assets	42,228	45,482

Property and equipment, net	1,684	1,701

OTHER ASSETS:
Intangible assets - customer lists, net	4,040	4,170
Intangible assets - trade name	654	654
Goodwill	2,321	2,321
Other assets	—	23
Right of use asset - office leases	1,234	797
Total other assets	8,249	7,965
Total assets	$52,161	$55,148

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$8,993	$8,919
Accrued payroll and related	1,531	1,513
Unearned revenue	6,410	4,423
Rewards program liability	875	6,000
Sales tax payable	378	353
Current portion of contingent earn-out liabilities	256	256
Current portion of installment payment liabilities	337	365
Current portion of lease liability	455	366
Total current liabilities	19,235	22,195

LONG-TERM LIABILITIES:
Long-term contingent earn-out liabilities	455	455
Long-term installment payment liabilities	425	425
Long-term lease liability	774	432
Total long-term liabilities	1,654	1,312
Total liabilities	20,889	23,507

Commitments and contingencies (Note K)

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized, 0 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized, 18,608,407 and 18,598,574 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	2	2
Additional paid-in capital	38,400	38,391
Accumulated deficit	(7,135)	(6,742)
Accumulated other comprehensive loss	5	(10)
Total stockholders’ equity	31,272	31,641
Total liabilities and stockholders’ equity	$52,161	$55,148

CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2025 AND 2024

(in thousands, except share and per share amounts)

	2025	2024
SALES
Sales	$28,694	$18,781
Sales – related parties	—	46
Total sales	28,694	18,827

COST OF SALES:
Cost of sales	20,212	13,178
Cost of sales - related parties	—	35
Total cost of sales	20,212	13,213

GROSS PROFIT	8,482	5,614

OPERATING EXPENSES:
General and administrative expenses	9,017	6,279
Total operating expenses	9,017	6,279

LOSS FROM OPERATIONS	(535)	(665)

OTHER INCOME:
Other (expense) income	(5)	15
Interest income	42	93
Realized gain on investments	67	70
Total other income	104	178

LOSS BEFORE INCOME TAXES	(431)	(487)

Provision (benefit) for income taxes	(38)	—

NET LOSS	$(393)	$(487)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.02)	$(0.03)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	18,608,407	18,574,748

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